Exhibit 99.1

News for Immediate Release

Contact: Alan Breitman
Chief Financial Officer
The First Marblehead Corporation
One Cabot Road, Suite 200
Medford, MA 02155
617.638.2065

First Marblehead Announces First Quarter Financial Results

Results from Continuing Operations Improve 42%

MEDFORD, MA, November 9, 2015 — The First Marblehead Corporation (NYSE: FMD) today announced it’s financial and operating results for the first quarter of fiscal 2016.

For the first quarter of fiscal 2016, the Company recorded a net loss from continuing operations of $6.1 million, or $(0.53) per share, compared to a net loss from continuing operations of $10.5 million, or $(0.92) per share, for the first quarter of fiscal 2015, a 42% improvement. Revenues for the first quarter of fiscal 2016 increased $2.4 million, or 17%, to $16.5 million as compared to the first quarter of fiscal 2015. The increase in revenues included an increase of $1.1 million in revenues from the Company’s subsidiary Tuition Management Systems LLC, an increase of $723 thousand in Monogram®-based fee revenues, an increase of $390 thousand in portfolio management services and an increase of $360 thousand in fee income from the Company’s subsidiary Cology LLC. These increases were partially offset by a decrease of $171 thousand in fair value changes to service revenue receivables. Total expenses for the first quarter of fiscal 2016 were $22.4 million, a $2.0 million or 8% improvement compared to total expenses of $24.4 million for the first quarter of fiscal 2015.  The increase in revenues and decrease in expenses resulted in a $4.1 million, or 69% improvement, in net operating cash usage*, a non-GAAP financial measure, for the first quarter of fiscal 2016 as compared to the first quarter of fiscal 2015.

For the first quarter of fiscal 2016, total facilitated private education loan volumes were $509.9 million, which consisted of $97.2 million of Monogram-based loans and $412.7 million of loans facilitated by Cology LLC, which represented increases over the same quarter of the prior year of 15% and 14%, respectively. Loan disbursements for the first quarter of fiscal 2016 totaled $326.0 million, which consisted of $53.2 million of Monogram-based loans and $272.8 million of loans disbursed by Cology LLC, which represented increases over the same quarter of the prior year of 25% and 28%, respectively.

The increase in Monogram-based facilitated loan volume was a result of a stronger credit mix of applicants and an improved application conversion rate while the increase in Cology LLC loan volume was primarily the result of organic growth at existing clients, including new loan programs.

“We are pleased with the results for the first quarter of fiscal 2016, as we continued with the trend of higher revenue growth in conjunction with lowered operating expenses and our private education loan business grew demonstrably faster than the benchmark issuer,” said Daniel Meyers, Chairman and Chief Executive Officer.

Company Liquidity

As of September 30, 2015, the Company had cash and cash equivalents and short-term investments of $52.2 million compared to $63.0 million at June 30, 2015. The decrease of $10.8 million was primarily the result of $1.9 million used to fund operations coupled with fundings for participation interest accounts in the amount of $4.3 million, which represents what the Company believes to be over 60% of its current fiscal year obligation, and $4.6 million of cash outflows primarily for accrued expenses and prepaid assets.

 * See below under the heading “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

First Marblehead will host a conference call on Monday, November 9, 2015 at 5:00 p.m. Eastern Time to discuss its operating results. Investors and other interested parties are invited to listen to the conference call via a simultaneous internet broadcast on the Company’s website at www.firstmarblehead.com, under “For Investors,” or by dialing (888) 317-6003 from the United States or (412) 317-6061 from abroad and entering the pass code 2020252.

A replay will be available approximately one hour after completion of the call on First Marblehead’s website or by dialing (877) 344-7529 from the United States or (412) 317-0088 from abroad and entering the pass code 10075233. The replay will be available for two weeks.

About The First Marblehead Corporation First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, please see www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. First Marblehead offers outsourced tuition planning, billing, payment technology services and refund management services through its subsidiary Tuition Management Systems LLC. For more information, please see www.afford.com. Through its subsidiary, Cology LLC, First Marblehead offers private education loan processing and disbursement services for lenders. For more information, please see www2.cology.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future revenue, expenses and other financial and operating results and liquidity, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, and on our plans, estimates and expectations as of November 9, 2015. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, or the timing of events, to be materially different from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings, including our success in negotiating loan program agreements with additional clients; the successful sales and marketing of Monogram-based loan offerings, including the volume of loan applications and the extent to which loan applications ultimately result in disbursed loans; the volume, timing and performance of disbursed loans; the size and structure of any credit enhancement provided by First Marblehead in connection with our Monogram platform; the successful sales and marketing of the products and services offered by Tuition Management Systems LLC and Cology LLC; other changes to our business model or business effects, including the effects of industry, economic or political conditions outside of our control; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; our ability to further reduce our operating expenses without adversely affecting our business; resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns; the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used in determining the estimate of the fair value of service revenue receivables and deposits for participation interest accounts; and the other factors set forth under the caption “Part I – Item 1A. Risk Factors” in First Marblehead’s annual report on Form 10-K filed with the Securities and Exchange Commission on September 9, 2015. Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include:

actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variances between our performance assumptions and the actual performance of the loan portfolios held by the GATE trusts or First Marblehead’s clients (the “Portfolios”); economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on the Portfolios, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; the receptivity of capital markets to securities backed by private education loans; interest rate trends; and the resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

The First Marblehead Corporation and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended September 30, 2015 and 2014
(unaudited)
(dollars and shares in thousands, except per share amounts)

	Three months ended September 30,
	2015	2014
Revenues:
Tuition payment processing fees	$9,395	$8,287
Administrative and other fees	6,353	4,880
Fair value changes to service revenue receivables	779	950
Total revenues	16,527	14,117
Expenses:
Compensation and benefits	8,189	9,911
General and administrative	14,217	14,547
Total expenses	22,406	24,458
Other income	58	56
Loss from continuing operations, before income taxes	(5,821)	(10,285)
Income tax expense from continuing operations	294	243
Net loss from continuing operations	(6,115)	(10,528)
Discontinued operations, net of taxes	—	(2,913)
Net loss	$(6,115)	$(13,441)
Net loss per basic and diluted common share:
From continuing operations	$(0.53)	$(0.92)
From discontinued operations	—	(0.26)
Total basic and diluted net loss per common share	$(0.53)	$(1.18)
Basic and diluted weighted-average common shares outstanding	11,592	11,385

The First Marblehead Corporation and Subsidiaries
Consolidated Balance Sheets
As of September 30, 2015 and June 30, 2015
(unaudited)
(dollars and shares in thousands, except per share amounts)

	September 30, 2015	June 30, 2015
Assets
Cash and cash equivalents	$36,236	$47,004
Short-term investments, at cost	16,007	16,002
Restricted cash	125,089	96,964
Deposits for participation interest accounts, at fair value	21,795	17,876
Service revenue receivables, at fair value	11,304	12,151
Goodwill	20,066	20,066
Intangible assets, net	18,879	19,457
Property and equipment, net	4,892	5,259
Other assets	11,688	6,027
Total assets	$265,956	$240,806
Liabilities and Stockholders’ Equity
Liabilities:
Restricted funds due to clients	$125,125	$96,854
Accounts payable, accrued expenses and other liabilities	14,709	12,392
Income taxes payable	27,405	27,233
Net deferred income tax liability	2,244	2,127
Total liabilities	169,483	138,606
Commitments and contingencies:
Stockholders’ equity:
Common stock, par value $0.01 per share; 25,000 shares authorized; 12,818 and 12,606 shares issued; 11,679 and 11,534 shares outstanding	128	126
Additional paid-in capital	467,276	466,640
Accumulated deficit	(182,284)	(176,169)
Treasury stock, 1,139 and 1,072 shares held, at cost	(188,647)	(188,397)
Total stockholders’ equity	96,473	102,200
Total liabilities and stockholders’ equity	$265,956	$240,806

The First Marblehead Corporation and Subsidiaries
Facilitated and Disbursed Loan Volume Data
For the Three Months Ended September 30, 2015 and 2014
(unaudited)
(dollars in thousands)

The following tables present our private education loan facilitation metrics with respect to our Monogram-based loan programs for the three months ended September 30, 2015 and 2014, excluding our former bank subsidiary Union Federal Savings Bank for the three months ended September 30, 2014, as well as the private education loans processed by Cology LLC for these periods.

	Three months ended September 30,
	2015			2014
	Partnered Lending	Cology LLC	Total	Partnered Lending	Cology LLC	Total
Facilitated Loans	$97,158	$412,698	$509,856	$84,550	$360,675	$445,225
Disbursed Loans	53,207	272,795	326,002	42,584	213,599	256,183

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on U.S. generally accepted accounting principles (“GAAP”), the Company has included in this press release an additional financial metric that it refers to as “net operating cash usage” that was not prepared in accordance with GAAP. The Company defines “net operating cash usage” to approximate cash requirements to fund its operations. “Net operating cash usage” is not directly comparable to the Company’s consolidated statements of cash flows prepared in accordance with GAAP. Legislative and regulatory guidance discourage the use of, and emphasis on, non-GAAP financial metrics and require companies to explain why a non-GAAP financial metric is relevant to management and investors.

The Company’s management and its board of directors use this non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting the Company’s core operating performance and comparing such performance to that of prior periods. This non-GAAP financial measure is also used by the Company in its financial and operational decision-making.

The Company believes that the inclusion of this non-GAAP financial metric helps investors to gain a better understanding of its results, including its expenses and liquidity position. In addition, the Company’s presentation of this non-GAAP financial measure is consistent with how it expects that analysts may calculate their estimates of its financial results in their research reports and with how clients, investors, analysts and financial news media may evaluate its financial results.

There are limitations associated with reliance on any non-GAAP financial measure because any such measure is specific to the Company’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging. Nevertheless, by providing both GAAP and non-GAAP financial measures, the Company believes that investors are able to compare its GAAP results to those of other companies, while also gaining a better understanding of its operating performance, consistent with management’s evaluation.

“Net operating cash usage” should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. “Net operating cash usage” excludes the effects of income taxes, acquisitions or divestitures, participation interest account fundings and changes in other assets and other liabilities that are solely related to short-term timing of cash payments or receipts.
 In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, loss from continuing operations, before income taxes, for the three months ended September 30, 2015 and 2014 and reconciles the GAAP measure to the comparable non-GAAP financial metric:

The First Marblehead Corporation and Subsidiaries
Net Operating Cash Usage, a Non-GAAP Financial Measure
For the Three Months Ended September 30, 2015 and 2014
(unaudited)
(dollars in thousands)

	Three months ended September 30,
	2015	2014
Loss from continuing operations, before income taxes	$(5,821)	$(10,285)
Adjustments to loss from continuing operations, before income taxes:
Fair value changes to service revenue receivables	(779)	(950)
Distributions from service revenue receivables	1,626	1,366
Depreciation and amortization	1,390	1,267
Stock-based compensation	638	1,819
Changes in TMS deferred revenue	1,446	1,310
Additions to property and equipment	(445)	(341)
Other, net of cash flows from Union Federal for the three months ended September 30, 2014	46	(232)
Non-GAAP net operating cash usage	$(1,899)	$(6,046)